EXHIBIT 23.2

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

406 Lippincott Drive, Suite J
Marlton, New Jersey 08053
(856) 346-2828     Fax (856) 396-0022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intelligentias, Inc.
303 Twin Dolphin Drive, 6th Floor
Redwood City, CA94065

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 2006 relating to the financial statements of Intelligentias, Inc., which is contained in that Prospectus.

/S/ Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Marlton, NJ 08053

December 7, 2007